SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                 _______________________________

                             FORM 8-K

                          CURRENT REPORT

              PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) December 2, 1996


                           ALTEON INC.
        (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000



  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     On December 2, 1996 Alteon Inc. issued the following press release relating to the amendment of its ACTION II protocol:


                  ALTEON AMENDS ACTION II TRIAL;
           ANNOUNCES PIMAGEDINE LIPID LOWERING ACTIVITY


     Ramsey, NJ, December 2, 1996 - Alteon Inc. (Nasdaq: ALTN) announced today that a review of its Phase III ACTION (A Clinical Trial In Overt Nephropathy) Trials has led the Company to amend its ACTION II protocol. ACTION II is a pivotal trial evaluating the advanced glycosylation formation and cross-link inhibitor, Pimagedine, in Type II diabetics with overt nephropathy. Patients currently on the high-dose arm will be converted to the ongoing low-dose arm. This amendment is due to dose-related adverse events seen in a number of the older, more fragile Type II diabetic patients. ACTION II will continue as a placebo-controlled blinded study with no further enrollment of patients. These changes will not compromise the statistical integrity or the statistical power of the study.

     In the younger, less fragile Type I diabetic patient population enrolled in the Phase III ACTION I Trial, no changes or modifications will be made. Enrollment in the ACTION I Trial, which is evaluating Pimagedine in Type I diabetics with overt nephropathy, was completed in August, 1996. Patients in this trial will remain on drug until mid-1998, at which time the study will be completed and the data released.

     In addition, ongoing Phase II studies in Type II diabetics with dyslipidemia (abnormal lipid profile) and Type I and Type II diabetics with end-stage renal disease will continue unchanged. Data from these two Phase II studies is expected to be reported during the first half of 1997.

     Alteon further announced that both the ACTION I and ACTION II Trials are showing a statistically significant lipid lowering effect, a relevant marker to the activity of Pimagedine. Data relating to the drug's efficacy against primary medical endpoints remains blinded.

     "The ACTION II Trial changes address the safety and well being of patients involved in the study, while providing a framework for the continued evaluation of Pimagedine in Type II diabetics with overt nephropathy," said James J. Mauzey, Chairman and Chief Executive Officer of Alteon. "We are also very encouraged by the lipid lowering results seen with Pimagedine in both ACTION Trials.

This is the first indication of potential drug efficacy in a long-term, blinded, placebo-controlled human clinical program."

     Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company is actively developing its lead compound, Pimagedine, to inhibit or block abnormal glucose/protein complexes, called Advanced Glycosylation End-products (A.G.E.s), that lead to diabetic complications. Four clinical trials evaluating Pimagedine as a treatment for complications of diabetes are currently underway, including two pivotal Phase III clinical trials for diabetic kidney disease being conducted at more than 100 North American clinical sites. In addition, Alteon is pursuing potential indications of Pimagedine for the treatment of various inflammatory conditions and is investigating the possible applications of its A.G.E. technology in age-related diseases, such as Alzheimer's disease.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products and other risks identified in the Company's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurence of unanticipated events.

                              # # #

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ James J. Mauzey
                                 -----------------------
                                 James J. Mauzey
                                 Chairman and
                                 Chief Executive Officer


Date: December 4, 1996